EXHIBIT 97
Valley National Bancorp
Clawback Policy in the Event of a Financial Restatement

I.Purpose

The purpose of this Clawback Policy in the Event of a Financial Restatement, as may be amended from time to time (this “Policy”), is to describe the circumstances under which the Covered Executives (as defined below) will be required to repay or return Incentive Compensation (as defined below) to Valley National Bancorp (the “Company”) in the event of any required accounting restatement of the financial statements of the Company. This Policy is designed to comply with, and shall be interpreted to be consistent with, Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 promulgated under the Exchange Act and Listing Rule 5608 of The Nasdaq Stock Market LLC (“Nasdaq”). Each Covered Executive is required to sign and return to the Company the acknowledgment form attached to this Policy as Exhibit A pursuant to which such Covered Executive will agree to be bound by, and to comply with, the terms of this Policy (the “Acknowledgment Form”); provided, however, that any Covered Executive’s failure to sign any such acknowledgment shall not negate the application of this Policy to such Covered Executive. This Policy is effective as of October 2, 2023 (the “Effective Date”). For purposes of clarity, the terms of this Policy shall apply to any Eligible Incentive Compensation that is Received by Covered Executives on or after the Effective Date, even if such Eligible Incentive Compensation was approved, awarded or granted to the Covered Executive prior to the Effective Date.

II.Administration

This Policy shall be administered by the Compensation and Human Capital Management Committee (the “Committee”) of the Company’s Board of Directors (the “Board”), or in the absence of such a Committee or in the event such a Committee is not composed solely of independent directors, a majority of independent directors serving on the Board. The Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. Any determinations made by the Committee shall be final and binding on all affected individuals and need not be uniform with respect to each individual covered by this Policy. In the administration of this Policy, the Committee is authorized and directed to consult with the full Board or such other committees of the Board as may be necessary or appropriate as to matters within the scope of such other committee’s responsibility and authority. Subject to any limitation of applicable law, the Committee may authorize and empower any officer or employee of the Company to take any and all actions necessary or appropriate to carry out the purpose and intent of this Policy (other than with respect to any recovery under this Policy involving such officer or employee). The Committee is authorized to retain, compensate, and obtain the advice of any outside compensation consultant, legal counsel, or financial, accounting or other advisor, as it determines necessary to carry out its duties under this Policy in accordance with the Committee Charter.

III.Definitions

For purposes of this Policy, the following capitalized terms have the meanings set forth below. Other defined terms not defined in this Section III are defined elsewhere in this Policy.

A.“Accounting Restatement” means an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement (a) to correct an error in previously issued financial statements that is material to the previously issued financial statements (a “Big R” restatement), or (b) that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “little r” restatement).

B.“Covered Executive” has the meaning set forth in Section IV below.

C.“Eligible Incentive Compensation” means all Incentive Compensation (as defined below) that is Received (as defined below) by a Covered Executive (a) after beginning service as a Covered Executive; (b) on or after the Effective Date; (c) who served as a Covered Executive at any time during the performance period for that Incentive Compensation; (d) while the Company has a class of securities listed on Nasdaq or another national securities exchange or national securities association; and (e) during the applicable Recovery Period (as defined below). For purposes of clarity, in order for Incentive Compensation to qualify as Eligible Incentive Compensation, all five of the conditions listed in this Section III.C must be satisfied.

D.“Excess Compensation” means, with respect to each Covered Executive in connection with an Accounting Restatement, the amount of Eligible Incentive Compensation that exceeds the amount of Incentive Compensation that otherwise would have been Received had it been determined based on the restated amounts, computed without regard to any taxes paid, as determined by the Committee.

E.“Financial Reporting Measures” are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and all other measures that are derived wholly or in part from such measures. Stock price and total shareholder return (and any measures that are derived wholly or in part from stock price or total shareholder return) are considered Financial Reporting Measures for purposes of this Policy. For the avoidance of doubt, a Financial Reporting Measure need not be presented within the Company’s financial statements or included in a filing with the SEC.

F.“Incentive Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure.

G.Incentive Compensation shall be deemed “Received” by a Covered Executive in the Company’s fiscal period during which the Financial Reporting Measure applicable to such Incentive Compensation is attained, even if the payment or grant of the Incentive Compensation occurs after the end of that period.

H.“Recovery Period” means, with respect to any Accounting Restatement, the Company’s three (3) completed fiscal years immediately preceding the Restatement Date (as defined below) and any transition period (that results from a change in the Company’s fiscal year) of less than nine (9) months within or immediately following those three completed fiscal years.

I.“Restatement Date” means the earlier to occur of (a) the date the Board, a committee of the Board or the officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, or (b) the date a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement.

IV.Covered Executives

This Policy applies to each individual who is or was designated as an “officer” of the Company under Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (each a “Covered Executive”), whether or not such Covered Executive is serving at the time the Excess Compensation is required to be repaid to the Company. This Policy will apply without regard to whether any misconduct occurred or whether the Covered Executive had any individual knowledge or responsibility related to the erroneous financial statements necessitating the relevant Accounting Restatement.

V.Recoupment of Excess Compensation; Accounting Restatement

A.In the event of an Accounting Restatement, the Company will recover reasonably promptly any Excess Compensation in accordance with this Policy. Accordingly, the Committee will promptly determine the amount of any Excess Compensation for each Covered Executive in connection with such Accounting Restatement and will promptly thereafter provide each Covered Executive with a written notice regarding the required repayment or return, as applicable, and setting forth the amount of Excess Compensation due. For Eligible Incentive Compensation based on (or derived from) stock price or total shareholder return where the amount of Excess Compensation is not subject to mathematical recalculation directly from the information in the applicable Accounting Restatement, the amount will be determined by the Committee based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Eligible Incentive Compensation was Received (in which case, the Company will maintain documentation of the determination of such reasonable estimate and provide such documentation to Nasdaq).

B.The Committee shall have broad discretion, based on all applicable facts and circumstances, including consideration of pursuing an appropriate balance of cost and speed of recovery, to determine the appropriate means of recovery of Excess Compensation, which may include, without limitation and subject to applicable law, reduction or cancellation by the Company of Incentive Compensation or Excess Compensation, reimbursement or repayment by a Covered Executive of Excess Compensation and an offset of Excess Compensation against other compensation payable by the Company or an affiliate of the Company to such person. To the extent that the Committee determines that a method of recovery other than repayment by the Covered Executive in a lump sum in cash or property is appropriate, the Company will, subject to Section V.D, determine alternative means of recovery, which may include an offer to enter into a repayment agreement (in a form reasonably acceptable to the Committee) with the Covered Executive. For the avoidance of doubt, except as set forth in Section V.D below, in no event may the Company accept an amount that is less than the amount of Excess Compensation in satisfaction of a Covered Executive’s obligations under this Policy.

C.To the extent that the Covered Executive has already reimbursed the Company for any Excess Compensation that is Received under any duplicative recovery obligations established by the Company or applicable law, it shall be appropriate for any such reimbursed amount to be credited to the amount of Excess Compensation that is subject to recovery under this Policy. To the extent that a Covered Executive fails to repay all Excess Compensation to the Company when due (as determined in accordance with Section V.B above), the Company will take all actions reasonable and appropriate to recover such Excess Compensation from the applicable Covered Executive. The applicable Covered Executive may be required to reimburse the Company for any and all expenses reasonably incurred (including legal fees) by the Company in recovering such Excess Compensation in accordance with the immediately preceding sentence.

D.Notwithstanding anything in this Policy to the contrary, the Company will not be required to take the actions contemplated by this Section V if the following conditions are met and the Committee determines that recovery would be impracticable and:

1.The direct expenses paid to a third party to assist in enforcing the Policy against a Covered Executive would exceed the amount to be recovered, after the Company has made a reasonable attempt to recover the applicable Excess Compensation, documented such attempts, and provided such documentation to Nasdaq; or

2.Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Sections 401(a)(13) or 411(a) of the Code.

VI.Indemnification Prohibition

The Company is prohibited from indemnifying any Covered Executive against the loss of any Excess Compensation that is repaid, returned or recovered in accordance with the terms of this Policy. This prohibition also applies to payment to, or reimbursement of, a Covered Executive for premiums for any insurance policy covering any potential losses under this Policy. Further, the Company may not enter into any agreement that exempts any Incentive Compensation from the application of this Policy or that waives the Company’s right to recovery of any Excess Compensation, and this Policy will supersede any such agreement (whether entered into before, on or after the Effective Date).

VII.Amendment; Termination

The Committee may amend, supplement or terminate this Policy at any time. Notwithstanding anything in this section to the contrary, no amendment, supplement or termination of this Policy will be effective if such amendment, supplement or termination would (after taking into account any actions taken by the Company contemporaneously with such amendment, supplement or termination) cause the Company to violate any federal securities laws, Securities and Exchange Commission (“SEC”) rule or the rules of Nasdaq or any national securities exchange or national securities association on which the Company’s securities are then listed.

VIII.Other Recoupment Rights; No Additional Payments

The Committee intends that this Policy will be applied to the fullest extent permitted by applicable law. The Committee may require, through execution of the Acknowledgment Form or otherwise, that any employment agreement, equity award agreement, or any other agreement, plan or arrangement entered into or adopted on or after the Effective Date will, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy. Except as otherwise explicitly provided for in this Policy, any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company under the Sarbanes-Oxley Act of 2002 or other applicable law, regulation, rule, the Valley National Bancorp Clawback Policy in the Event of Misconduct or any other Company policy, or pursuant to the terms of any employment agreement, equity or incentive plan, equity award agreement, or similar agreement, plan or arrangement and any other legal remedies available to the Company.

IX.Successors

This Policy shall be binding and enforceable against all Covered Executives and, to the extent required by applicable law or guidance from the SEC or Nasdaq, their beneficiaries, heirs, executors, administrators or other legal representatives.

X.Reporting Requirements

The Company shall file all disclosures with respect to this Policy in accordance with the requirements of the federal securities laws, including the disclosure required by the applicable SEC filings.

Exhibit A

Valley National Bancorp
Clawback Policy in the Event of a Financial Restatement
Acknowledgment Form

By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the Valley National Bancorp Clawback Policy in the Event of a Financial Restatement, as may be amended from time to time (the “Policy”). Capitalized terms used but not otherwise defined in this Acknowledgment Form have the meaning set forth in the Policy.

By signing this Acknowledgment Form, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy both during and after the undersigned’s employment with the Company and that the terms of the Policy are hereby incorporated by reference in any agreement, plan or arrangement, existing currently or hereafter entered into, approved or adopted, providing for payment of Incentive Compensation to the undersigned for due consideration including without limitation any such Incentive Compensation awarded to the undersigned and the continued employment of the undersigned with the Company for any period of time following the Effective Date. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by returning or repaying any Excess Compensation to the Company to the extent required by, and in a manner permitted by, the Policy.

The undersigned acknowledges and agrees that all determinations made by the Committee pursuant to the Policy shall be final and binding. The undersigned understands and acknowledges that the Company is prohibited from indemnifying the undersigned against the loss of any Excess Compensation, and that such prohibition also applies to payment to, or reimbursement of, the undersigned for premiums for any insurance policy covering any potential losses under the Policy.

Signature

Printed Name

Date